Exhibit 10.1

                               Finder's Agreement

The purpose of this Agreement is to set forth Immtech International Inc.'s ("Immtech") arrangements for doing business with Mr. Cheung Ming Tak ("Finder") on a "finder's fee" basis.

1 Finder has and will act as the Immtech's non-exclusive agent in China to develop and qualify potential strategic partners ("Qualified Leads") and has and will, among other things, render the following services to Immtech.

      A.    Identify and negotiate with Qualified Leads in China;

      B. Assist in the arrangement for testing and/or the commercialization of new products developed by Immtech with Qualified Leads in China; and

      C.    Develop the pharmaceutical market in China for Immtech's products.

2 Upon the execution of this Agreement, Immtech will pay the Finder, in the Company's sole discretion, either (i) US $750,000 or (ii) 150,000 shares of Immtech's common stock, $0.01 par value ("Shares"), as compensation for Finder's services. In the event Immtech pays the Finder in Shares, Immtech will use commercially reasonable means to register the Shares for resale on Form S-3 under the Securities Act of 1933, as amended ("Securities Act").

3 Finder promises that it has not and will nor enter into any similar arrangement with any third party without the prior written consent of Immtech. Finder further understands that the "finder's fee" arrangement set forth herein is considered to provide Immtech an advantage over its competition. Therefore, Finder agrees to maintain all information pertaining to this Agreement in the strictest of confidence and agrees not to disclose it, in whole or in part or in any manner to third party.

4 In connection with the providing of services as set forth in this Agreement, Immtech has and may provide the Finder with information concerning Immtech which Immtech deems confidential (the "Confidential Information"). The Finder understands and agrees that any Confidential Information is secret, proprietary and of great value to Immtech, which value may be impaired if the secrecy of such information is not maintained. The Finder further agrees that he has and will take reasonable security measures to preserve and protect the secrecy of such Confidential Information and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Finder may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

5 Immtech hereby represents and warrants to the Finder that as of the date hereof:

      A. Authorization of Agreement. Immtech has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

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      B.    Authorization and Validity of Shares. The Shares, when issued, will be duly authorized and validly issued, fully paid and non-assessable and free of any preemptive rights or to any lien, pledge, security interest or other encumbrance.

6     Indemnification.

      A. Immtech shall indemnity the Finder from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Finder in connection with such action, suit or proceeding if (i) the Finder was made a party to any action, suit or proceeding by reason of the fact that the Finder rendered advice or services pursuant to this Agreement, and (ii) the Finder acted in good faith and in a manner reasonably believed by the Finder to be in or not opposed to the interests of Immtech, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

      B. The Finder shall indemnify Immtech from and against any and all expenses (including attorneys' fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by Immtech in connection with such action, suit or proceeding if (i) Immtech was made a party to any action, suit or proceeding by reason of the fact that the Finder rendered advice or services pursuant to this Agreement, and (ii) the Finder did not act in good faith and in a manner reasonably believed by Immtech to be in or not opposed to the interests of Immtech, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

7 It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship.

8 All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other parry at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

If to Finder:                            If to Immtech:
      Mr. Cheung Ming Tak                      Immtech International Inc.
      19 A, Dragon View Garden                 150 Fairway Drive, Suite 150
      16 Tin Hau Temple Road                   Vernon Hills, Illinois  60061 USA
      Hong Kong                                Attention:  T. Stephen Thompson

9     Miscellaneous.

      A. Waiver. The waiver by Company or the Finder of any action, right or condition in this Agreement, or of any breach of a provision of this Agreement shall not constitute a waiver of any other occurrences of the same event.

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      B.    Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties hereto, and supersedes all prior agreements, written or oral, with respect to the subject matter hereof. Any variation to this Agreement must be made in writing and signed by both parties.

      C. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to its laws regarding conflict of laws other than G.O.L. Section 5-1401.

      D. Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      E. Construction. The captions and headings construed herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply.

      F. Expenses. Each party shall pay and be responsible for the cost and expenses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

      G. Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

      H. Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

      I. Consent to Arbitration. The parties hereto agree to try to settle any disputes, controversies, differences or claims that may arise between us in respect of this Agreement amicably through mutual consultation. Failing such mutual settlement, a dispute, controversy, difference or claim shall exclusively and finally be settled by confidential arbitration to be held in New York City, in accordance with the rules of the American Arbitration Association then in effect, except as discussed below in the section, "Enforcing the Non-Compete Provision." There shall be three arbitrators, one selected by Finder, one selected by Immtech and the third selected by the two so selected. The arbitrators shall have no authority to amend the terms of this Agreement directly or indirectly. Any award of the arbitrators may be entered as a judgment in any court having jurisdiction.

      J. Enforcing the Non-Compete Provision. Nothing in the foregoing section, "Consent to Arbitration," will limit the right of the Company to seek injunctive relief from any court of competent jurisdiction in order to enforce the confidentiality provision above.

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      K.    Headings. The section headings in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized signatory, in each case as of June 28, 2002.


                                       Immtech International, Inc.


/s/  Cheung Ming Tak                        By: /s/  T. Stephen Thompson
---------------------------------          -------------------------------------
Cheung Ming Tak                            T. Stephen Thompson
                                           President and Chief Executive Officer